SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549
____________________

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): October 5, 2017

Skinvisible, Inc.
(Exact name of registrant as specified in its charter)

Nevada	000-25911	88-0344219
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

6320 South Sandhill Road Suite 10, Las Vegas, NV	89120
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: 702-433-7154

___________________________________________________ (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]       Written communications pursuant to Rule 425 under the Securities Act (17CFR 230.425)

[ ]       Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]       Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]       Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 1 - REGISTRANT'S BUSINESS AND OPERATIONS

ITEM 1.02 – TERMINATION OF A MATERIAL DEFINITIVE AGREEMENT

As previously disclosed, on April 7, 2017, Skinvisible, Inc. (the “Company” ), entered into a Securities Purchase Agreement with Labrys Fund, LP (the “Purchaser”), pursuant to which the Company issued to the Purchaser a Convertible Promissory Note (“Note 1”) in the aggregate principal amount of $160,000.

A few months later, on August 4, 2017, the Company entered into a second Securities Purchase Agreement with the Purchaser, pursuant to which the Company issued to the Purchaser a second Convertible Promissory Note (“Note 2”) in the aggregate principal amount of $35,000.

On October 5, 2017, the Company issued to the Purchaser 5,772,006 shares of common stock in connection with the conversion of Note 1. This issuance of shares to the Purchaser satisfied Note 1 in full.

On the same date, the Company exercised its right to prepay Note 2, and paid the Purchaser a total of $ $35,508.22 under the terms of Note 2. As such, Note 2 is satisfied in full.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Skinvisible, Inc.

/s/ Terry Howlett

Terry Howlett
Chief Executive Officer

Date: October 20, 2017

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